UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):  January 5, 2007

                            INTEGRATED DATA CORP.
               --------------------------------------------------
               (Exact name of Registrant as specified in charter)

     Delaware                     0-31729                     23-2498715
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   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)

          3422 Old Capitol Trail, Suite 741, Wilmington, DE  19808
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            (Address of principal executive offices)     (Zip Code)

                                484-212-4137
                                ------------
             (Registrant's telephone number, including area code)



          ---------------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act


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Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 21, 2007 Integrated Data Corp. (the "Company"), through a 'Letter of Offer', entered into an agreement with Montana Holdings Ltd ("MHL"), a private limited company registered in the Bahamas. The accepted offer was for the Company to invest in the equity of MHL and to provide loan facilities to MHL of up to US$7M (Seven Million US Dollars).

Integrated Technologies & Systems Ltd, a greater than 10% shareholder of the Company, also holds a greater than 10% beneficial interest in MHL.

Briefly, the terms of the agreement call for:

(1) The Company to provide MHL an ongoing loan facility of up to US$6M (Six Million US Dollars) to be utilized in defraying the general costs of MHL's Rum Cay development program in the Bahamas during the whole of 2007 as set forth in the attached agreement.

(2) The Company to provide MHL with an ongoing loan facility of up to US$1M (One Million US Dollars) to be utilized in MHL's proposed development of a semi-autonomous Floor and Wall Tile Production Facility.

(3) The loan facilities carry a 1% facility fee due upon first draw-down against the loan facilities and a 9% annual interest payable monthly on any outstanding balance.

(4) Prior to any utilization of the loan facilities, MHL will assist the Company in the acquisition of no less than 20% of the entire equity of MHL based on an ongoing value of $65M (Sixty-five Million US Dollars) for 100% of the equity of MHL and a price of US$2.00 per common share of the Company, both values to be fixed through December 31, 2007.

The Letter of Offer, in its entirety, is filed herewith as Exhibit 10.10.


Item 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As reported in a Form 8-K Current Report dated December 1, 2006, at the DataWave Systems Inc. ("DataWave") Annual Meeting in December 2006 Integrated Data Corp. (the "Company") voted its 21,110,612 shares of DataWave, or approximately 35% of the outstanding shares of DataWave, in favor of the Agreement and Plan of Merger, dated September 15, 2006 among DataWave Systems Inc., InComm Holdings Inc. and DataWave Acquisition, Inc., a wholly owned subsidiary of InComm (the "DataWave Acquisition"). The DataWave Acquisition was accepted by the DataWave shareholders at the DataWave Annual Meeting and closing occurred on January 5, 2007. As a result the Company has exchanged its 21,110,612 common shares of DataWave for $12,369,490.48 in cash. Per the DataWave Acquisition Agreement and Plan of Merger, at closing an additional $3,597,225.60 has been placed in escrow as Working Capital and Indemnification Holdbacks. The Company is entitled to approximately 35% of the Holdbacks after any adjustments in accordance with the Holdback adjustment terms in the DataWave Acquisition Agreement and Plan of Merger.


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On January 23, 2007, the Company entered into a Sale and Purchase Contract with Mr. John Mittens, a private individual and majority shareholder of Montana Holdings Ltd ("MHL"), a private limited company registered in the Bahamas. Under the terms of this Sale and Purchase Contract the Company acquired 1,120 shares of MHL, or 20% of the total outstanding shares of MHL. MHL has been independently valued at US$65M (Sixty-five Million US Dollars); therefore, total consideration for 20% of MHL has been set at US$13M (Thirteen Million US Dollars) and will be satisfied as follows:

(i)   $3,880,000 in cash;
(ii) $6,120,000 in the form of 3,060,000 restricted shares of common stock of the Company; and
(iii) $3,000,000 in the form of an unsecured loan from MHL to IDC bearing accruing interest of 3% per annum and payable in cash on the 5th anniversary of the Sale and Purchase Contract or, at the sole discretion of the Company, at any time prior to the 5th anniversary in restricted shares of common stock of Company at a fixed price of $2.00 per share.

The source of funds for the cash required for this transaction is the funds the Company received as a result of the DataWave Acquisition described above.

The Sale and Purchase Contract, in its entirety, is filed herewith as Exhibit 2.18.


Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements:

       None.

(b)  Exhibits:

       Exhibit 10.10 Letter Of Offer to Invest in the Equity of Montana Holdings Ltd ("MHL") and Provide Up to US$7M in Two Loan Facilities dated 21 January 2007

       Exhibit 2.18 Sale and Purchase Contract Relating to Montana Holdings Ltd dated 23 January 2007



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                                  Signatures
                                  ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTEGRATED DATA CORP.
                                          ---------------------
                                          (Registrant)

Date:  January 25, 2007                   By: /s/Abe Carmel
       -----------------                      -------------
                                              Abe Carmel
                                              Chief Executive Officer



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